Exhibit 3.6

FORM OF AMENDED AND RESTATED BY-LAWS OF

SUNNOVA ENERGY INTERNATIONAL INC.

(as of             , 2019)

ARTICLE I

Offices

Section 1.01 Offices. Sunnova Energy International Inc. (the “Corporation”) may have such principal and other business offices at such places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

Section 1.02 Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the reasonable request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

Meetings of the Stockholders

Section 2.01 Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.12 of these By-Laws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.02 Annual Meeting. If required by applicable law, the annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.03 Special Meetings. Special meetings of stockholders for any purpose or purposes shall be called pursuant to a resolution approved by the Board of Directors and may not be called by any other person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Section 2.04 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and subject to the last sentence of this Section 2.04, notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.05 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting that shall state the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communications, if any, of every meeting of stockholders shall be given by the Corporation not less than five (5) days nor more than sixty (60) days before such meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, any such notice to the stockholders shall be in writing and delivered personally or mailed to the stockholders entitled to vote at such meeting, at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to such stockholders, notice of meetings may be given to such stockholders by means of electronic transmission in accordance with applicable law. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation and actually received by such stockholder. If electronically transmitted (in a manner consistent with Section 232 of the DGCL), then notice is deemed given when transmitted and directed to a facsimile number or electronic mail address at which the stockholder has consented to receive notice. An affidavit of the secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.06 Quorum. Unless otherwise required by law, the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), each certificate filed in accordance with the Certificate of Incorporation (or filed as a part of the Certificate of Incorporation), establishing a series of Preferred Stock of the Corporation and the number, designation, powers, preferences and rights of such series of Preferred Stock (each a “Certificate of Designation”), if any, these By-Laws, or the Investors Agreement (as defined below), at each meeting of the stockholders, the stockholders entitled to vote and holding a majority in voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication, or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person, present by means of remote communication, or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.07 Conduct of Meetings. The Board of Directors may adopt by resolution such procedural rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of stockholders, the President, Chief Executive Officer and Chairman of the Board, or in his or her absence or inability to act, the person whom the President, Chief Executive Officer and Chairman of the Board shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.08 List of Stockholders. The officer of the Corporation who has charge of the stock ledger shall prepare and make, at least five (5) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of such stockholder. Nothing shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, for a period of at least five (5) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of such meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be examined by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.09 Inspectors at Meetings of Stockholders. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each such share, (b) determine the shares entitled to vote at a meeting that are represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares entitled to vote at the meeting that are represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders entitled to vote at meeting will vote at such meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder entitled to vote at such meeting shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.10 Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of the stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by applicable law, the record date for such purpose shall be the first date on which a duly signed written consent consistent with Section 2.11 of these By-Laws setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and (ii) if prior action by the Board of Directors is required by applicable law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. Delivery shall be by hand or by certified or registered mail, return receipt requested.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to receive any payments or exercise any rights in respect of any change, conversion or exchange of stock, a transaction that results in a change in control of the Corporation, including, without limitation, a merger, reorganization, consolidation, or sale of all or substantially all of the Corporation’s assets or Preferred Stock and Common Stock, a voluntary or involuntary liquidation, a dissolution or a winding up of the Corporation or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.11 Action Without a Meeting.

(a) Any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a number of the shares of capital stock then outstanding and entitled to vote on such action that will be necessary to approve such action at a duly called annual or special meeting of stockholders assuming all such holders of capital stock then outstanding and entitled to vote on such action are present at such meeting (with a copy of such consent provided to all other stockholders entitled to vote on such action at a duly called annual or special meeting of the stockholders within a commercially reasonable period thereafter), provided that all stockholders are promptly notified at least three (3) business days before such action is taken.

(b) Electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this Section 2.11, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (B) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation, which delivery may be satisfied by the Corporation having placed a reproduction in paper form (which may include a printed version of the electronic transmission) in the book in which proceedings of meetings of stockholders are recorded. Consents given by electronic transmission may be delivered to the principal place of business of the Corporation which may be satisfied by delivery to any officer or agent of the Corporation having his or her primary office at the principal place of business of the Corporation.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 2.12 Meetings by Remote Communications. Subject to such reasonable guidelines and reasonable procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a duly called meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that:

i	the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder;

ii

the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

iii	if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

Board of Directors

Subject to, and except as otherwise required by, applicable law, the Certificate of Incorporation, any Certificate of Designation and the Investors Agreement:

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02 Number; Term of Office. The Board of Directors shall consist of nine (9) directors. Each director shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. If permitted by the Investors Agreement, or if the Investors Agreement is not then in effect, by vote or agreement of the Board of Directors, the Board of Directors may also permit one or more persons to serve as a nonvoting observer which observer may receive all notices, minutes, consents, and other materials that is provided to directors, subject to any limitations set forth in the Investors Agreement, or if the Investors Agreement is not then in effect, by the Board of Directors, provided, however, that such observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided, further, that the Corporation reserves the right to withhold any information and to exclude such observer from any meeting or portion thereof if access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Corporation and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such observer is a competitor of the Corporation. Notwithstanding the foregoing, (i) the members of the Board of Directors may engage in discussions with one another outside of any meetings of the Board of Directors without the need to include any observer in such discussions or otherwise inform any observer of such discussions; (ii) the Board of Directors may take any actions without a meeting pursuant to Section 3.11 of these By-Laws without providing prior notice to any observer and (iii) at any meeting of the Board of Directors attended by any observer, prior to the consummation of such meeting, the Board of Directors may sit in session without the presence of such observer for purposes of discussion, vote or otherwise.

Section 3.03 Regular Meetings of the Board of Directors. Regular meetings of the Board of Directors shall be held in accordance with a quarterly meeting schedule as determined by the Board of Directors, or such meetings may be held on such other days and at such other times and place within or without the State of Delaware as the Board of Directors may from time to time determine. The meeting schedule shall be delivered to each director such that it is actually received by such director at least two (2) business days prior to the next regular meeting in accordance with the delivery methods set forth in Section 3.06.

Section 3.04 Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by any member of the Board of Directors. Notice of a special meeting shall be given by the person or persons calling the meeting to each director in a manner described in Section 3.06 such that it is actually received by such director at least two (2) business days before the special meeting.

Section 3.05 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these By-Laws shall constitute presence in person at such meeting.

Section 3.06 Notices. Any written notice of a meeting of the Board of Directors shall be given by postal mail, delivered by hand, by facsimile transmission or by electronic mail. Such notice shall specify the place, date and hour of the meeting, and the general nature of the business to be transacted. A director’s attendance at any meeting, in person or by telephonic or videoconference participation, waives objection to lack of notice or defective notice of a meeting, unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A director may otherwise waive notice of a meeting in writing before, during or after the meeting.

Section 3.07 Quorum. Subject to any requirements set forth in the Investors Agreement, a majority of the directors at any time in office shall constitute a quorum of the Board of Directors. If less than a quorum are present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time and may reschedule such adjourned meeting upon notice to each director at least two (2) business days prior to such rescheduled meeting, until such quorum shall be present.

Section 3.08 Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors (the “Chairman of the Board”) or, in his or her absence, another director selected by the Board of Directors shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.09 Voting. The Board of Directors shall act by simple majority vote at any meeting of the Board of Directors at which a quorum of a majority of the directors is present, subject to any additional requirements set forth in the Investors Agreement.

Section 3.10 Committees of the Board of Directors. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of five or more directors subject to any additional requirements set forth in the Investors Agreement. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors, in the management of the business and affairs of the Corporation.

Section 3.11 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting and without a vote, if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors then in office, or all members of any committee thereof, as applicable.

ARTICLE IV

Officers

Section 4.01 Generally. Except as otherwise specified herein or delegated to a committee of the Board of Directors, the Board of Directors shall have the authority to appoint, determine the compensation of, and terminate officers of the Corporation and to delegate and revoke such powers and duties exercisable by the Board of Directors to any such officers, employees or agents of the

Corporation as the Board of Directors deems appropriate, including the power, acting individually or jointly, to represent and bind the Corporation in all matters, in accordance with the scope of their respective powers and duties. Each such officer shall hold office at the pleasure of the Board of Directors for the term for which he or she is appointed and until his or her successor has been appointed and qualified. Any individual may hold any number of offices. No officer, employee or agent of the Corporation need be a stockholder of the Corporation. Subject to the terms of any applicable employment agreement and or other agreement to which the Corporation is party (including the Investors Agreement), any officer appointed by the Board of Directors may be removed by the Board of Directors at any time in its discretion, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the officer removed. Except as provided in any applicable employment agreement or any other agreement to which the Corporation is party (including the Investors Agreement), no contractual rights are granted to any individual solely by reason of being appointed as an officer. Unless otherwise determined by the Board of Directors or as expressly provided for herein or in any agreement to which the Corporation is party (including the Investors Agreement), officers shall have such authority and perform such duties in the management of the Corporation that an individual holding the comparable office in a Delaware corporation customarily has.

Section 4.02 Election of Officers. The officers of the Corporation shall be elected by the Board of Directors and may include a Chief Executive Officer, Chairman of the Board and President, a Chief Financial Officer, Senior Vice Presidents, Vice Presidents, a Treasurer and a Secretary. The President and Chief Executive Officer shall also be a director that is the Chairman of the Board ex officio. The Board of Directors, in its discretion, may also elect one or more Assistant Treasurers, Assistant Secretaries and other officers. Any individual may be elected to, and may hold, more than one office of the Corporation.

Section 4.03 The Chief Executive Officer, the Chairman and President. The President, Chief Executive Officer and Chairman of the Board (which titles shall be vested in one individual) shall have general supervision over the business of the Corporation and other duties incident to the office of the President, Chief Executive Officer and Chairman of the Board, and any other duties as may be from time to time assigned to the President, Chief Executive Officer and Chairman of the Board by the Board of Directors and subject to the control of the Board of Directors in each case.

Section 4.04 Senior Vice Presidents and Vice Presidents. Each Senior Vice President and Vice President shall have such powers and perform such duties as may be assigned to him or her from time to time by the President, Chief Executive Officer and Chairman of the Board.

Section 4.05 The Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, Chief Executive Officer and Chairman of the Board. The secretary shall keep in safe custody the seal of the Corporation and shall see that it is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is necessary or proper, and when so affixed may attest the same.

Section 4.06 The Chief Financial Officer and the Treasurer. The Corporation may have a Chief Financial Officer and a Treasurer, and such offices may be held by different persons. The Chief Financial Officer and the Treasurer shall have such powers and perform such duties as may be assigned to him or her by the President, Chief Executive Officer and Chairman of the Board.

Section 4.07 Duties of Certain Officers May be Delegated. In the case of the absence of any officer, or for any other reason that the Board of Directors may deem sufficient, the President, Chief Executive Officer and Chairman of the Board or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V

Stock Certificates and their Transfer

Section 5.01 Certificates Representing Shares. Nothing in these By-Laws limits or will be interpreted to limit the power of the Board of Directors under the DGCL to provide that some or all of any or all classes or series of Preferred Stock or Common Stock shall be uncertificated. If shares of capital stock are represented by certificates, such certificates shall be in the form approved by the Board of Directors. The certificates representing shares of capital stock, if any, of each class shall be signed by, or in the name of, the Corporation by the President, Chief Executive Officer and Chairman of the Board, any Senior Vice President or Vice President, the Secretary or any Assistant Secretary, or the Treasurer or any Assistant Treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 5.02 Transfers of Stock. Capital stock of the Corporation shall be transferable in the manner prescribed by, and subject to, applicable law, the Certificate of Incorporation, any Certificate of Designation, these By-Laws and the terms of the Investors Agreement. Transfers of capital stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of capital stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.03 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, which may be the Corporation or any officer of the Corporation, as applicable.

Section 5.04 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

Exclusive Forum for Certain Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the State of Delaware sitting in New Castle County and the United States District Court sitting in Wilmington, Delaware, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware and (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VI.

ARTICLE VII

Insurance

The Corporation will at all times maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such. The Corporation will, for a period of six (6) years after any change in control of the Corporation, maintain such insurance policies providing coverage at least comparable to and in the same amounts as that provided by any such policies in effect immediately prior to such change in control.

ARTICLE VIII

General Provisions

Section 8.01 Fiscal Year. The fiscal year of the Corporation shall begin on January 1st and end on December 31st of each year.

Section 8.02 Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the

Corporation under any provision of applicable law, the certificate of incorporation, or these By-Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 8.2, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopy, telephone or other means of electronic transmission.

Section 8.03 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 8.04 Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 8.05 Dividends. Subject to applicable law, the Certificate of Incorporation, any Certificate of Designation and the Investors Agreement, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of capital stock of the Corporation, unless otherwise provided by applicable law, the Certificate of Incorporation, any Certificate of Designation or the Investors Agreement.

Section 8.06 Conflict With Applicable Law, Certificate of Incorporation, Certificate of Designation and the Investors Agreement. These By-Laws are adopted subject to any applicable law, the Certificate of Incorporation, any Certificate of Designation and the Investors Agreement.

Section 8.07 Stock. References in these By-Laws to “stock”, “capital stock” or similar terms shall refer to all shares of Common Stock and Preferred Stock authorized pursuant to the Certificate of Incorporation or any Certificate of Designation, as applicable, which shares are then issued and outstanding and, based on the applicable reference set forth in these By-Laws, have such rights or obligations set forth in the Certificate of Incorporation, such Certificate of Designation or any written agreement among the stockholders or between or among the Corporation and one or more stockholders (provided, that such written agreement has been provided to each ECP Investor and Quantum Investor (as defined in the Investors Agreement)), including, without limitation, that certain Investors Agreement, dated as of             , 2019, by and among the Corporation and the other parties thereto (as it may be amended and restated from time to time, the “Investors Agreement”). References to “stockholders” or similar terms shall refer to the holder of any such shares of Common Stock and Preferred Stock at such time.

ARTICLE IX

Amendments

These By-Laws may be amended, altered, changed, adopted and repealed or new By-Laws adopted by the Board of Directors, provided that such action by the Board of Directors complies with the voting standards or such other terms which would apply to such amendment, alteration, change, adoption or repeal as set forth in or required by applicable law, the Certificate of Incorporation, any Certificate of Designation and any written agreement among all of the stockholders or between or among the Corporation and one or more stockholders, including, without limitation, the Investors Agreement.

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